UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

July 31, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 31, 2015, the Board of Directors (the "Board") of China Recycling Energy Corporation, a Nevada corporation (the “Company”) received a resignation letter from Mr. Albert McLelland, a director of the Company, the Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee and of the Compensation Committee of the Board, effective on July 31, 2015 indicating that his resignation was due to personal considerations.

(d) On August 5, 2015, the Board appointed Ms. LuLu Sun as a new member of the Board to fill the vacancy on the Board until her successor has been duly elected and qualified. Ms. Sun is also appointed as the Chairperson of the Corporate Governance and Nominating Committee and a member of the Compensation Committee and of the Audit Committee of the Board.

Ms. Sun serves as Marketing Director for Net Engine Power Tech. Ltd. Co. in China from June 2013 to present and she was the New Media Business Development Director for Rayli Magazine in China from June 2009 to May 2013. From July 2002 to May 2009, Ms. Sun was the Business Development Project Manager for Sina Mobile in China.

Ms. Sun received her bachelor degree of Electrical Engineering from Clemson University in South Carolina in 2002.

Based on its investigation, the Board determined that Ms. Sun is “independent” under the independence requirements of The NASDAQ Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934, and she does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board also determined that Ms. Sun qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with the appointment, the Board of Directors of the Company has authorized the Company to provide Ms. Sun with compensation in the amount of $2,000 per month.

On August 5, 2015, the Board appointed Mr. Cangsang Huang, a current member of the Board as the Chairman of the Audit Committee. Based on its review, the Board determined that Mr. Huang is the “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: August 6, 2015	/s/ Jackie Shi
Jackie Shi, Chief Financial Officer